Exhibit 10.2

The obligations evidenced by this SUBORDINATE LOAN AND SECURITY AGREEMENT are subordinated to the prior payment in full of the “Senior Debt” and the termination of the “Senior Commitment” (as such terms are defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated as of September 22, 2022, by and among CIBC Bank USA, as administrative agent for the senior creditor, the Senior Lender party thereto, and MFP Partners, L.P., a Delaware limited partnership (the “CIBC Subordination Agreement”).

SUBORDINATE LOAN AND SECURITY AGREEMENT

THIS SUBORDINATE LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 22, 2022 (the “Effective Date”) between MFP PARTNERS, L.P., a Delaware limited partnership (“Lender”), and S&W Seed Company, a Nevada corporation (“Borrower”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:

ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

LOAN AND TERMS OF PAYMENT
2.1
Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions and all accrued and unpaid interest thereon as and when due in accordance with this Agreement.
2.2
Specified Letter of Credit; Term Advances.
(a)
Specified Letter of Credit. Subject to the terms and conditions of this Agreement, on the Effective Date, Lender shall provide the Specified Letter of Credit to CIBC.
(b)
Availability. Subject to the terms and conditions of this Agreement, Lender shall make advances (each a “Term Advance”, and collectively, the “Term Advances”) to Borrower in an aggregate amount not to exceed the Available Amount. Each Term Advance shall bear interest from the Funding Date thereof for so long as any part of such Term Advance remains outstanding.
(c)
Repayment. Borrower shall not be required to make any principal payments prior to the Maturity Date. The entire unpaid principal balance of the Term Advances, and all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, or such earlier date as the same may become due and payable in accordance with the terms of this Agreement.

(d)
Prepayment. Borrower may prepay all or any portion of the Term Advances at any time without penalty or premium, provided that Borrower may not reborrow any amount so prepaid.
2.3
Payment of Interest on the Credit Extensions.
(a)
Interest Rate; Payment. Subject to Sections 2.3(b) and 2.3(d), the principal amount outstanding for each Term Advance shall accrue interest at a per annum rate equal to the Term SOFR-based Rate. Accrued interest on the Term Advances, if any, shall be payable in arrears on each Payment Date in cash, and upon the payment or prepayment of the Term Advances (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable in cash from time to time on demand by the Lender. Notwithstanding the foregoing, 50% of the interest payable for each applicable period shall be payable in kind by capitalizing and adding such interest to the outstanding principal amount of the Term Advances on such Payment Date (“PIK Interest”); provided, that the Borrower may, at its option, irrevocably elect, by written notice to the Lender prior to any Payment Date, to decrease the rate of interest per annum capitalized as PIK Interest for such Payment Date by paying such amount in cash, or that no PIK Interest will be capitalized for such Payment Date, and, in each case, Borrower will pay such amount of interest that is owing and not capitalized as PIK Interest in cash as regular interest on such Payment Date. For purposes of this Agreement and the other Loan Documents, PIK Interest capitalized pursuant to this Section 2.3(a) shall constitute a portion of the principal amount outstanding of the Term Advances hereunder and shall bear interest in accordance with this Section 2.3 and all references herein or in any other Loan Document to the principal amount of the Loans shall include all interest accrued and capitalized as a result of any payment of PIK Interest. Any PIK Interest shall automatically be capitalized on the applicable Payment Date in accordance with the foregoing.
(b)
Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is two percentage points (2.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.
(c)
Interest Computation. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
(d)
Additional Provisions Regarding Term SOFR-based Advances. If Lender shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Term SOFR Rate for any Interest Period, Lender shall give written notice thereof to Borrower. If such notice is given (x) any Term SOFR-based Advances made thereafter shall be made as Prime-based Advances, and (y) any outstanding Term SOFR-based Advances shall be converted, on the last day of the then-current Interest Period, to Prime-based Advances, in each case until Lender withdraws such notice. Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, in the event that (i) the Index is permanently or indefinitely unavailable or unascertainable, (ii) the Index can no longer be lawfully relied upon in contracts of this nature by any or all of the parties, or (iii) the Index does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Agreement and in any such case, such circumstances are unlikely to be temporary, then all references to the interest rate herein will instead be to Daily Simple SOFR, and if Lender is unable to determine or ascertain Daily Simple SOFR (which determination shall be conclusive and binding absent manifest error), then to a replacement rate selected by mutual agreement of the Lender and the Borrower, each including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment agreed by Lender and Borrower. Lender and Borrower shall negotiate in good faith to determine such replacement rate as applicable pursuant to the preceding sentence, which will be effective on the date of the earliest event set forth in clauses (i)-(iii) of this paragraph. Lender and Borrower may also from time to time, in their mutual discretion, make any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length or applicability of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) (“Conforming Changes”) that Lender and Borrower collectively decide may be appropriate to reflect the adoption and implementation of such replacement rate and to permit the administration of the loans in an administratively and operationally practicable manner.
2.4
Fees; Warrants; Lender Expenses.
(a)
Specified Letter of Credit Fee. Borrower shall pay Lender, through the Specified Letter of Credit Maturity Date, a cash fee equal to 3.50% per annum on all amounts remaining undrawn under the Specified Letter of Credit, such fee to be paid quarterly in arrears.
(b)
Warrants.
i.
On the Effective Date, Borrower shall issue the Initial Warrant to Lender, to purchase 500,000 shares of the Borrower’s common stock (subject to adjustment as set forth in the Initial Warrant).
ii.
Within five business days of each Bank Draw, the Borrower shall issue Lender an Additional Warrant to purchase shares of the Borrower’s common stock, for such number of shares of the Borrower’s common stock as is equal to (A) the product of: (x) the amount of such Bank Draw multiplied by (y) 40%, divided by (B) $1.60. Upon the issuance of each Additional Warrant, the Initial Warrant shall become exercisable for a lesser number of shares as provided in the Initial Warrant.
(c)
Lender Expenses. Borrower shall pay to Lender all Lender Expenses (including reasonable and documented (x) attorneys’ fees and expenses for documentation,

negotiation and enforcement of this Agreement incurred through and after the Effective Date and (y) all fees charged by JPMorgan Chase Bank, N.A. in connection with issuing and/or maintaining the Specified Letter of Credit), when due (or, if no stated due date, upon demand by Lender). Unless otherwise provided in this Agreement or in a separate writing by Lender, Borrower shall not be entitled to any credit, rebate, or repayment of any Lender Expenses owed by Borrower pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Lender’s obligation to make loans and advances hereunder.
2.5
Payments; Application of Payments; Debit of Accounts.
(a)
All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars to Lender at Lender’s office in immediately available funds on the date due, without setoff or counterclaim, before 3:00 p.m. Pacific time. Payments of principal and/or interest received after 3:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)
Lender has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
2.6
Withholding. Payments received by Lender from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Lender, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded against by Borrower. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

CONDITIONS OF LOANS
3.1
Conditions Precedent to Effectiveness. This Agreement shall become effective upon Lender’s receipt of the following:

(a)
duly executed signatures to the Loan Documents, the Specified Letter of Credit and the Initial Warrant;
(b)
the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(c)
duly executed signatures to the completed Borrowing Resolutions for Borrower;
(d)
a subordination agreement by and between CIBC and Lender, together with the duly executed signatures thereto (the “Subordination Agreement”);
(e)
certified copies, dated as of a recent date, of financing statement searches, as Lender may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released; and
(f)
payment of the fees and Lender Expenses then due as specified in Section 2.4 hereof.
3.2
Making of Term Advances. Immediately upon the occurrence of any Bank Draw, Lender shall be deemed to have made a Term Advance in an aggregate principal amount equal to the amount of such Bank Draw. Lender shall notify Borrower in writing of the making of any Term Advance and the principal amount thereof in accordance with Section 10 of this Agreement by 12:00 p.m. Pacific time on the first (1st) Business Day following the later of (i) the applicable Funding Date, or (ii) the date on which JPMorgan Chase Bank, N.A., the issuer under the Specified Letter of Credit, notifies Lender that a Term Advance has been made.

CREATION OF SECURITY INTEREST
4.1
Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations, but, for the avoidance of doubt, including indemnity obligations owing from Borrower on the date of such termination pursuant to Section 12.3) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2
Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be (a) subject and subordinate to the prior security interest granted to CIBC, as set forth in the CIBC Loan

Documents, and (b) otherwise a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lender’s Lien under this Agreement).
4.3
Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lender under the Code.

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1
Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing in the State of Nevada, being its jurisdiction of formation, and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Lender of such occurrence and provide Lender with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents and Specified Letter of Credit to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2
Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Schedule 5.2 to the Disclosure Letter sets forth a list of all Liens existing on the Effective Date.
5.3
Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries, which would reasonably be expected to cause a Material Adverse Change.
5.4
Solvency. Borrower is able to pay its debts (including trade debts) as they mature.

5.5
Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.
5.6
Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. Schedule 5.6 to the Disclosure Letter sets forth a list of all Investments (including, without limitation, Subsidiaries), existing on the Effective Date.
5.7
Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions, individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Change.

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Lender in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower, which would reasonably be expected to have a Material Adverse Change.

5.8
Use of Proceeds. Term Advances shall be made available to Borrower for the sole purpose of covering the principal amount of any Bank Draw as set forth in Section 3.2.
5.9
Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1
Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Change. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2
Notices and Financial Information. Provide Lender with the following:
(a)
Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that is reasonably likely to result in a Material Adverse Change; and
(b)
Financial Information. Financial information reasonably requested by Lender.
6.3
Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.7 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.4
Insurance.
(a)
Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Lender. Upon Lender’s request, Borrower shall cause all property policies to have a lender’s loss payable endorsement showing Lender as an additional loss payee. Upon Lender’s request, Borrower shall cause all liability policies to show, or have endorsements showing, Lender as an additional insured. Upon Lender’s request, Borrower shall cause Lender to be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(b)
At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Upon Lender’s request, Borrower shall cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Lender deems prudent.
6.5
Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.
6.6
Access to Collateral; Books and Records. Allow Lender, or its agents, at reasonable times, on two (2) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than twice during the term of this Agreement unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Lender shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense.
6.7
Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.

NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion:

7.1
Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of the Collateral, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn‑out or obsolete equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (g) any other Transfers permitted under the CIBC Loan Documents.
7.2
Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) fail to provide notice to Lender of any Key Person departing from or ceasing to be employed by Borrower within ten (10) Business Days after their departure from Borrower; or (ii) permit or suffer any Change of Control.
7.3
Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary) except to the extent permitted under the CIBC Loan Documents.
7.4
Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness. Schedule 7.4 to the Disclosure Letter sets forth a list of all Indebtedness existing on the Effective Date.
7.5
Encumbrance. Create, incur, allow, or suffer any Lien on any of the Collateral except for Permitted Liens or permit any Collateral not to be subject to the security interest granted herein.
7.6
Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except to the extent permitted under the CIBC Loan Documents; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments.
7.7
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for this Agreement and transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
7.8
Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.
7.9
Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of

ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a Material Adverse Change; or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1
Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
8.2
Covenant Default.
(a)
Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, or 6.5 or violates any covenant in Section 7; or
(b)
Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in Section 8.2(a) and Sections 8.3 through 8.9) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed ten (10) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period);
8.3
Material Adverse Change. A Material Adverse Change occurs;
8.4
Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.5
Other Agreements. There is under any agreement to which Borrower is a party with a third party or parties (including the CIBC Loan Documents), any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Million Dollars ($1,000,000); provided, however, that any failure to comply with this Section 8.5 shall not be deemed an Event of Default if such breach or default under such other agreement shall be cured or waived within ten (10) days of Borrower’s receipt of written notice thereof;
8.6
Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);
8.7
Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
8.8
Subordinated Debt. The Obligations shall for any reason not have the priority contemplated by this Agreement or the Subordination Agreement; or
8.9
Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

LENDER’S RIGHTS AND REMEDIES
9.1
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, without notice or demand, do any or all of the following:
(a)
declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.4 occurs all Obligations are immediately due and payable without any action by Lender);

(b)
stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;
(c)
verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, and notify any Person owing Borrower money of Lender’s security interest in such funds;
(d)
make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;
(e)
apply to the Obligations any (i) balances and deposits of Borrower it holds or controls, or (ii) any amount held or controlled by Lender owing to or for the credit or the account of Borrower;
(f)
place a “hold” on any account maintained with Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(g)
demand and receive possession of Borrower’s Books; and
(h)
exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2
Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

9.3
Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.
9.4
Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Lender shall have the right to apply in any order any funds in its possession, whether from Borrower payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Lender shall pay any surplus to Borrower by credit to an account designated by Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.
9.5
Lender’s Liability for Collateral. If Lender takes possession or control of the Collateral pursuant to the terms of this Agreement after an Event of Default, so long as Lender complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Lender (for the avoidance of doubt, the reference to “control” in this sentence shall not mean constructive control solely as a result of entering into this Agreement), Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6
No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7
Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Lender or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower: S&W Seed Company
2101 Ken Pratt Blvd, Suite 201
Longmont, CO 80501
Attn: Betsy Horton, Chief Financial Officer
Email: BetsyHorton@swseedco.com

If to Lender: MFP Partners, L.P.
909 Third Ave., 33rd Floor
New York, NY 10022
Attn: Timothy E. Ladin, General Counsel and VP
Email: notices@mfpllc.com

CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The parties hereby submit to the non-exclusive jurisdiction of the state and federal courts located in New York, New York. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

This Section 11 shall survive the termination of this Agreement.

GENERAL PROVISIONS
12.1
Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the

Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Lender. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
12.2
Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. For the avoidance of doubt, any assignee of all or any part of Lender’s interest in and of Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents will be deemed a “Lender” under this Agreement and the other Loan Documents; provided that in such case, determinations of “Lender” under this Agreement and the other Loan Documents shall be based on the decision of the Lender or Lenders holding a majority in interest of the Obligations; and, provided further that in the event that Lender sells a participation to any Person (each, a “Participant”) in all or any part of Lender’s rights and/or obligations under this Agreement or the other Loan Documents, (i) such Participant shall not be deemed a “Lender” under this Agreement or the other Loan Documents, (ii) Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) Lender shall remain solely responsible to Borrower for the performance of such obligations, and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement and the other Loan Documents.
12.3
Indemnification. Borrower agrees to indemnify, defend and hold Lender (and, for the avoidance of doubt, Lender’s assignees) and its (and any such assignee’s) directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (or its assignee) (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4
Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5
Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6
Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
12.7
Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.8
Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.9
Confidentiality. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender or are otherwise subject to a duty of confidentiality, with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Agreement) after disclosure to Lender; or (ii) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10
Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11
Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.12
Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.13
Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.14
Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.15
Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it, Indemnified Persons and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

DEFINITIONS
13.1
Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-2, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Available Amount” is Nine Million Dollars ($9,000,000).

“Bank Draw” is any draw down by CIBC under the terms of the Specified Letter of Credit.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit A.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) and (b) of this definition.

“Change of Control” means any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than MFP Partners, L.P. or a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing more than forty percent (40%) or more of the combined voting power of Borrower’s then outstanding securities; provided that if Borrower and CIBC amend the definition of Change of Control in the CIBC Loan Documents with the purpose or effect of waiving a Change of Control with respect to a particular investor, event, transaction, or occurrence, upon the written request of Lender, the definition of Change of Control in this Agreement shall be waived or amended in a similar manner.

“CIBC” is CIBC Bank USA.

“CIBC Loan Documents” are that certain Loan and Security Agreement, dated as of December 26, 2019, among the Borrower and certain of its Subsidiaries, as borrowers, the other loan parties party thereto, the various financial institutions party thereto as lenders, and CIBC, as administrative agent for the lenders, together with all other documents, instruments and other agreements entered into in connection therewith, all as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Claims” is defined in Section 12.3.

“Code” is the New York Uniform Commercial Code.

“Collateral” is all of Borrower’s right, title and interest in and to the Collateral (as defined in the CIBC Loan Documents).

“Conforming Changes” is defined in Section 2.3.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Advance or any other extension of credit by Lender for Borrower’s benefit.

“Daily Simple SOFR” is the Daily Secured Overnight Financing Rate for any day (i) if such day is a U.S. Government Securities Business Day, published on such day or (ii) if such day is not a U.S. Government Securities Business Day, published on the U.S. Government Securities Business Day immediately preceding such day, in each case, as published by the Federal Reserve Bank of New York (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender) and as determined by Lender.

“Default Rate” is defined in Section 2.3(b).

“Determination Date” is, with respect to a Term SOFR-based Advance, the day such Term SOFR-based Advance is made or the last day of the Interest Period of a Term SOFR-based Advance, as applicable; provided that if any Determination Date is not a U.S. Government Securities Business Day, the rate applicable on such Determination Date shall be the rate for the immediately preceding U.S. Government Securities Business Day.

“Disclosure Letter” is that certain Disclosure Letter of even date herewith, delivered to Lender by Borrower on the date hereof.

“Dollars,” “dollars” or use of the sign “$” are only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided, that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b)

obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Index” is defined in the definition of “Term SOFR Rate.”

“Initial Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-1, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to such Person;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Period” is, for each Term SOFR-based Advance, a period of three (3) months; provided that Borrower may at any time elect any other Interest Period then available in the SOFR market (e.g., a period of one (1) month) by written notice to Lender, which election shall take effect commencing with the immediately following Interest Period; provided, further, that the last day of each Interest Period shall be determined in accordance with the practices of the SOFR market as from time to time in effect. Any Term SOFR-based Advances shall automatically continue for the same Interest Period upon the last day of the applicable Interest Period, unless the Borrower otherwise elects in accordance with the first proviso of the preceding sentence.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is Borrower’s Chief Financial Officer, who is Betsy Horton as of the Effective Date.

“Lender” is defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents and Specified Letter of Credit (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Specified Letter of Credit, any subordination agreement, including the Subordination Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Lender in connection with this Agreement, all as amended, amended and restated, supplemented or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is November 30, 2025.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts Borrower owes Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Participant” is defined in Section 12.2.

“Patents” are all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is (i) March 31, June 30, September 30 and December 31 of each year (provided, that if such date is not a Business Day, then on the immediately preceding Business Day), and (ii) the Maturity Date.

“Permitted Indebtedness” is:

(a)
Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;
(b)
Indebtedness existing on the Effective Date and disclosed to Lender in writing;
(c)
Indebtedness owing to CIBC (and any co-lender under the CIBC Loan Documents) pursuant to the CIBC Loan Documents;
(d)
All Indebtedness permitted under the CIBC Loan Documents; and
(e)
Subordinated Debt.

“Permitted Investments” are:

(a)
Investments (including, without limitation, Subsidiaries) existing on the Effective Date and disclosed to Lender in writing; and
(b)
All Investments permitted under the CIBC Loan Documents.

“Permitted Liens” are:

(a)
Liens existing on the Effective Date and disclosed to Lender in writing or arising under this Agreement and the other Loan Documents; and
(b)
All Liens permitted under the CIBC Loan Documents.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Interest” is defined in Section 2.3(a).

“Prime-based Advance” is a Term Advance which bears interest at the Prime-based Rate.

“Prime-based Rate” is, for any Interest Period for a Prime Rate-based Advanced, a rate per annum equal to the sum of (1) the Prime Rate for such Interest Period, plus (2) 6.25%.

“Prime Rate” is the greater of (i) highest rate published from time to time by the Wall Street Journal as the Prime Rate and (ii) 1.25%; provided, that in the event the Wall Street Journal ceases to publish the Prime Rate, the Lender and Borrower shall mutually agree on an alternative Prime Rate, which Prime Rate shall be the base, reference or other rate then recognized and utilized by the United States commercial loan market for general commercial loan reference purposes.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer or Chief Financial Officer of Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Specified Letter of Credit” is that certain Letter of Credit No. NUSCGS044349 issued by JPMorgan Chase Bank, N.A. for the account of the Lender, in the original amount of $9,000,000.

“Specified Letter of Credit Maturity Date” is January 23, 2023.

“Subordination Agreement” is defined in Section 3.1(d).

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Advance” is defined in Section 2.2(a).

“Term SOFR Rate” is, for any Interest Period for a Term SOFR-based Advance, the greater of (i) the Term Secured Overnight Financing Rate for such Interest Period, as administrated by CME Group Benchmark Administration Limited (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as reasonably selected by Bank) and as determined by Bank on each Determination Date (the “Index”) and (ii) 1.25%.

“Term SOFR-based Advance” is a Term Advance which bears interest at the Term SOFR-based Rate.

“Term SOFR-based Rate” is, for any Interest Period, a rate per annum equal to the sum of (1) the Term SOFR Rate for such Interest Period, plus (2) 9.25%.

“Trademarks” are any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“U.S. Government Securities Business Day” is any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

S&W SEED COMPANY

By: /s/ Betsy Horton
Name: Betsy Horton
Title: Chief Financial Officer

LENDER:

MFP PARTNERS, L.P.

By: MFP Investors LLC, its General Partner

By: /s/ Alexander C. Matina

Name: Alexander C. Matina
Title: Portfolio Manager, Vice President

[Signature page to Loan and Security Agreement]

EXHIBIT A

CORPORATE BORROWING certificatE

Borrower: S&W SEED COMPANY Date: September 22, 2022

Lender: MFP PARTNERS, L.P.

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Nevada.

3. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and MFP Partners, L.P. (“Lender”) may rely on them until Lender receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Betsy Horton	Chief Financial Officer	/s/ Betsy Horton	☒
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lender.

Execute Loan Documents. Execute any loan documents Lender requires.

Grant Security. Grant Lender a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: /s/ Betsy Horton

Name: Betsy Horton

Title: Chief Financial Officer

I, the Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: /s/ Mark W. Wong

Name: Mark W. Wong

Title: Chief Executive Officer

EXHIBIT B-1

FORM OF INITIAL WARRANT

[ATTACHED]

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

S&W SEED COMPANY

Warrant Shares: 500,000	Issuance Date: September 22, 2022

This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, the receipt and sufficiency of which is hereby acknowledged, MFP Partners, L.P. or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issuance Date and on or prior to the close of business on the five-year anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from S&W Seed Company, a Nevada corporation (the “Company”), up to 500,000 fully paid, nonassessable shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock of the Company (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(c) of this Warrant.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subordinate Loan and Security Agreement, dated September 22, 2022, by and between the Company and the Holder (the “Agreement”). As used in this Warrant, the following terms shall have the following meanings:

a. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

b. “Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c. “Person” means any entity, whether incorporated or not, organization or individual.

d. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

e. “Trading Day” means any day on which the Trading Market is not closed.

f. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCCQX, (or any successors to any of the foregoing).

1.

Section 2. Exercise.

a. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise sent to the Company by facsimile or electronic mail in the form annexed hereto and, within three Trading Days of the date said Notice of Exercise, delivery to the Company of the aggregate Exercise Price for the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(d) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation as soon as practicable after such issuance without delaying the Company’s obligation to deliver the Warrant Shares on the Warrant Share Delivery Date (as defined in Section 2(e)(i) of this Warrant) in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver confirmation of, or any objection to, any Notice of Exercise within one Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

b. Adjustment of Warrant Shares. One half of the Warrant Shares for which this Warrant is initially exercisable (i.e. 250,000 shares of Common Stock) (collectively, the “Adjustable Warrant Shares”) shall be reduced upon the issuance of each Additional Warrant, such that the number of Adjustable Warrant Shares for which this Warrant is exercisable at any time or times on or after the Issuance Date and on or before the Termination Date shall equal the following: (x) $9,000,000 minus the aggregate Bank Draws as of such exercise date, divided by (y) $9,000,000 multiplied by (z) 250,000. The other one half of the Warrant Shares for which this Warrant is initially exercisable (i.e. 250,000 shares of Common Stock), do not constitute Adjustable Warrant Shares and shall not be subject to the adjustment provisions as provided in this Section 2(b).

c. Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.60, subject to adjustment hereunder (the “Exercise Price”).

d. Cashless Exercise. If at any time after the Issuance Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the arithmetic average of the VWAP of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant then in effect at the time of exercise, as adjusted hereunder; and

2.

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date. Notwithstanding anything herein to the contrary, on the Termination Date, any unexercised portion of this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(d).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company

e. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent, Transfer Online, Inc. (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the delivery to the Company of the Notice of Exercise so long as the Holder delivers the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(d)) on or prior to the second Trading Day following the date on which the Company has received the Notice of Exercise (such date, the “Warrant Share Delivery Date”) (provided that if the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(d) is delivered) has not been delivered by such date, the Warrant Share Delivery Date shall be one Trading Day after the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(d)) is delivered. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted).

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at its own expense, promptly following the request of the Holder and upon surrender of this Warrant certificate to the Company and in no event later than three Trading Days thereafter, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

3.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (A) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver the number of Unavailable Warrant Shares equal to the number of shares of Common Stock purchased by or on behalf of the Holder in respect of such Buy-In shall terminate, or (B) pay in cash to the Holder the amount, if any, by which (x) the Buy-In Price exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Notice of Exercise and ending on the applicable Warrant Share Delivery Date, and at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver in the manner required by Section 2(e)(i) to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up the number of Warrant Shares so issued to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a. Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by

4.

reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b. Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

c. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Company, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Company or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 3(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then the Company shall use its commercially reasonable efforts to ensure that the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant. If any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity does not agree to assume this Warrant in connection with a Fundamental Transaction, then the Holder may exercise this Warrant at any time prior to the consummation of such Fundamental Transaction (and such exercise may be made contingent upon the consummation of such Fundamental Transaction), and any portion of this Warrant that has not been exercised prior to the consummation of such Fundamental Transaction shall terminate and expire, and shall no longer be outstanding. The provisions of this Section 3(c) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

d. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5.

e. Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder a notice by facsimile or electronic mail setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend or distribution on or a redemption of the Common Stock, (B) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered via facsimile or electronic mail to the Holder at its last address as it shall appear upon the Warrant Register (as defined below), at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, or redemption are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii. Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to Section 3(i) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

Section 4. Transfer of Warrant.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance

6.

with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d. Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.6 of that certain Securities Purchase Agreement, dated February 18, 2022, by and among the Company and the purchasers signatory thereto (the “Purchase Agreement”) that are applicable to Common Conversion Shares (as defined in the Purchase Agreement).

e. Representations by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act, that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Warrants or the Warrant Shares for any minimum or other specific term.

Section 6. Miscellaneous.

a. No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i), except as expressly set forth herein, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

b. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

7.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e. Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

f. Authorizations. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

g. Governing Law and Venue. This Warrant will be governed by the laws of the State of New York without regard to conflicts of laws principles. The Company and Holder submit to the exclusive jurisdiction of the State and Federal courts in New York, New York. The Company and Holder expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and the Company and Holder hereby waive any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

h. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, may have restrictions upon resale imposed by state and federal securities laws.

i. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

8.

j. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement. The foregoing notwithstanding, any notice of exercise intended to be delivered pursuant to this Warrant shall, in addition to the notice provisions of the Agreement, shall also be delivered by e-mail to the following e-mail address: notice@swseedco.com.

k. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

l. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

m. Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach, including monetary damages, would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required, and the Company expressly agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

n. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

o. Amendment. Except as otherwise provided herein, this Warrant may only be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

p. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable

9.

provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

q. Headings. This Warrant shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any Person as the drafter hereof. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

r. WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY OR ON BEHALF OF THE COMPANY AGAINST ANY OTHER PERSON IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

********************

(Signature Page Follows)

10.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

S&W SEED COMPANY
By:__________________________________________ Name: Betsy Horton Title: Chief Financial Officer

11.

NOTICE OF EXERCISE

To: S&W Seed Company

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(d).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

(Name of Investing Entity)

(Signature of Authorized Signatory of Investing Entity)

(Name of Authorized Signatory)

(Title of Authorized Signatory)

(Date)

12.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	___________________________________
(Please Print)
Address:	___________________________________
(Please Print)
Dated: _______________ __, ______
Holder’s Signature: ______________________
Holder’s Address: _________________________

13.

EXHIBIT B-2

FORM OF ADDITIONAL WARRANT

[ATTACHED]

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

S&W SEED COMPANY

Warrant Shares: [______]	Issuance Date: [________]

This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, the receipt and sufficiency of which is hereby acknowledged, MFP Partners, L.P. or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issuance Date and on or prior to the close of business on the five-year anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from S&W Seed Company, a Nevada corporation (the “Company”), up to [______] fully paid, nonassessable shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock of the Company (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) of this Warrant.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subordinate Loan and Security Agreement, dated September 22, 2022, by and between the Company and the Holder (the “Agreement”). As used in this Warrant, the following terms shall have the following meanings:

a. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

b. “Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c. “Person” means any entity, whether incorporated or not, organization or individual.

d. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

e. “Trading Day” means any day on which the Trading Market is not closed.

f. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCCQX, (or any successors to any of the foregoing).

1.

Section 2. Exercise.

a. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise sent to the Company by facsimile or electronic mail in the form annexed hereto and, within three Trading Days of the date said Notice of Exercise, delivery to the Company of the aggregate Exercise Price for the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation as soon as practicable after such issuance without delaying the Company’s obligation to deliver the Warrant Shares on the Warrant Share Delivery Date (as defined in Section 2(d)(i) of this Warrant) in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver confirmation of, or any objection to, any Notice of Exercise within one Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

b. Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.60, subject to adjustment hereunder (the “Exercise Price”).

c. Cashless Exercise. If at any time after the Issuance Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the arithmetic average of the VWAP of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant then in effect at the time of exercise, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date. Notwithstanding anything herein to the contrary, on the Termination Date, any unexercised portion of this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

2.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company

d. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent, Transfer Online, Inc. (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the delivery to the Company of the Notice of Exercise so long as the Holder delivers the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(c)) on or prior to the second Trading Day following the date on which the Company has received the Notice of Exercise (such date, the “Warrant Share Delivery Date”) (provided that if the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(c) is delivered) has not been delivered by such date, the Warrant Share Delivery Date shall be one Trading Day after the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(c)) is delivered. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted).

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at its own expense, promptly following the request of the Holder and upon surrender of this Warrant certificate to the Company and in no event later than three Trading Days thereafter, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three

3.

Trading Days after the Holder’s request and in the Holder’s discretion, either (A) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver the number of Unavailable Warrant Shares equal to the number of shares of Common Stock purchased by or on behalf of the Holder in respect of such Buy-In shall terminate, or (B) pay in cash to the Holder the amount, if any, by which (x) the Buy-In Price exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Notice of Exercise and ending on the applicable Warrant Share Delivery Date, and at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver in the manner required by Section 2(d)(i) to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up the number of Warrant Shares so issued to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a. Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b. Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

c. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Company, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Company or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 3(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then the Company shall use its commercially reasonable efforts to ensure that the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant. If any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity does not agree to assume this Warrant in connection with a Fundamental Transaction, then the Holder may exercise this Warrant at any time prior to the consummation of such Fundamental Transaction (and such exercise may be made contingent upon the consummation of such Fundamental Transaction), and any portion of this Warrant that has not been exercised prior to the consummation of such Fundamental Transaction shall terminate and expire, and shall no longer be outstanding. The provisions of this Section 3(c) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

d. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e. Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder a notice by facsimile or electronic mail setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend or distribution on or a redemption of the Common Stock, (B) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into

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other securities, cash or property, or (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered via facsimile or electronic mail to the Holder at its last address as it shall appear upon the Warrant Register (as defined below), at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, or redemption are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii. Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to Section 3(i) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

Section 4. Transfer of Warrant.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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d. Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.6 of that certain Securities Purchase Agreement, dated February 18, 2022, by and among the Company and the purchasers signatory thereto (the “Purchase Agreement”) that are applicable to Common Conversion Shares (as defined in the Purchase Agreement).

e. Representations by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act, that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Warrants or the Warrant Shares for any minimum or other specific term.

Section 6. Miscellaneous.

a. No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth herein, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

b. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant

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will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e. Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

f. Authorizations. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

g. Governing Law and Venue. This Warrant will be governed by the laws of the State of New York without regard to conflicts of laws principles. The Company and Holder submit to the exclusive jurisdiction of the State and Federal courts in New York, New York. The Company and Holder expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and the Company and Holder hereby waive any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

h. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, may have restrictions upon resale imposed by state and federal securities laws.

i. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

j. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement. The foregoing notwithstanding, any notice of exercise intended to be delivered pursuant to this Warrant shall, in addition to the notice provisions of the Agreement, shall also be delivered by e-mail to the following e-mail address: notice@swseedco.com.

k. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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l. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

m. Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach, including monetary damages, would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required, and the Company expressly agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

n. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

o. Amendment. Except as otherwise provided herein, this Warrant may only be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

p. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

q. Headings. This Warrant shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any Person as the drafter hereof. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

r. WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY OR ON BEHALF OF THE COMPANY AGAINST ANY OTHER PERSON IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANY KNOWINGLY AND INTENTIONALLY, TO THE

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GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

********************

(Signature Page Follows)

10.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

S&W SEED COMPANY
By:__________________________________________ Name: Betsy Horton Title: Chief Financial Officer

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NOTICE OF EXERCISE

To: S&W Seed Company

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

(Name of Investing Entity)

(Signature of Authorized Signatory of Investing Entity)

(Name of Authorized Signatory)

(Title of Authorized Signatory)

(Date)

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	___________________________________
(Please Print)
Address:	___________________________________
(Please Print)
Dated: _______________ __, ______
Holder’s Signature: ______________________
Holder’s Address: _________________________

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